Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Freenome, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: July 27, 2026

AH Bio Fund I, L.P.

for itself and as nominee for

AH Bio Fund I-B, L.P.

By: AH Equity Partners Bio I, L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Equity Partners Bio I, L.L.C.

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

Andreessen Horowitz LSV Fund II, L.P.

for itself and as nominee for

Andreessen Horowitz LSV Fund II-B, L.P. and

Andreessen Horowitz LSV Fund II-Q, L.P.

By: AH Equity Partners LSV II, L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Equity Partners LSV II, L.L.C.

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

CLF Partners, LP

By: AH Equity Partners V, L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Parallel Fund IV, L.P.

for itself and as nominee for

AH Parallel Fund IV-A, L.P.,

AH Parallel Fund IV-B, L.P. and

AH Parallel Fund IV-Q, L.P.

By: AH Equity Partners IV (Parallel), L.L.C.

Its: General Partner

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

AH Equity Partners IV (Parallel), L.L.C.

By:

/s/ Phil Hathaway

Phil Hathaway, Chief Operating Officer

Marc Andreessen

By:

/s/ Phil Hathaway

Phil Hathaway, Attorney-in-Fact for Marc Andreessen*

Benjamin Horowitz

By:

/s/ Phil Hathaway

Phil Hathaway, Attorney-in-Fact for Benjamin Horowitz**

*Signed pursuant to a Power of Attorney attached as Exhibit 24.1.

**Signed pursuant to a Power of Attorney attached as Exhibit 24.2.